EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89703) of DST Systems, Inc. of our report dated June 25, 2002 relating to the financial statements of the DST Systems, Inc. 401(k)Profit Sharing Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
June 28, 2002